Exhibit 5.1

February 13, 2023

Healthpeak Properties, Inc.

4600 South Syracuse Street

Suite 500

Denver, Colorado 80237

Re:	Healthpeak Properties, Inc., a Maryland corporation formerly known as New Healthpeak, Inc. (the "Company") – Post-Effective Amendments to Registration Statements on Form S-8

Ladies and Gentlemen:

We have acted as Maryland corporate counsel to the Company in connection with its filing of Post-Effective Amendment No. 1 (the "Post-Effective Amendments") to each of the Registration Statement on Form S-8 (No. 333-135679), the Registration Statement on Form S-8 (No. 333-161720) and the Registration Statement on Form S-8 (No. 333-195735) (collectively, the "Initial Registration Statements"), which Initial Registration Statements were filed on July 10, 2006, September 4, 2009 and May 6, 2014, respectively, with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), by Healthpeak OP, LLC, a Maryland limited liability company and formerly Healthpeak Properties, Inc., a Maryland corporation (the "Predecessor Registrant"). The Company is filing the Post-Effective Amendments to adopt the Initial Registration Statements pursuant to paragraph (d) of Rule 414 under the Act as the successor registrant to the Predecessor Registrant. The Initial Registration Statements, as amended by the Post-Effective Amendments, relate to the registration by the Company of up to (i) 230,328 shares (the "2006 Plan Shares") of common stock, par value $1.00 per share ("Common Stock"), of the Company to be issued subsequent to the date hereof under the Healthpeak Properties, Inc. 2006 Performance Incentive Plan, as amended and restated (the "2006 Plan") and (ii) 26,124,274 shares (the "2014 Plan Shares" and together with the 2006 Plan Shares, the "Shares") of Common Stock of the Company to be issued subsequent to the date hereof under the Healthpeak Properties, Inc. 2014 Performance Incentive Plan, as amended and restated (the "2014 Plan" and together with the 2006 Plan, the "Plans").

In our capacity as Maryland corporate counsel to the Company and for purposes of this opinion, we have examined the following documents (hereinafter collectively referred to as the "Documents"):

(i)            the corporate charter of the Company (the "Charter"), represented by Articles of Incorporation filed with the State Department of Assessments and Taxation of Maryland (the "Department") on December 13, 2022, Articles of Amendment and Restatement filed with the Department on February 9, 2023, and Articles of Amendment filed with the Department on February 9, 2023;

(ii)           the Amended and Restated Bylaws of the Company, dated as of February 10, 2023 (the "Bylaws");

BALLARD SPAHR LLP

Healthpeak Properties, Inc.

February 13, 2023

(iii)          certain resolutions adopted by the Board of Directors of the Company (the "Board of Directors") with respect to the Post-Effective Amendments (the "Directors' Resolutions");

(iv)	the Plans;

(v)           a status certificate of the Department, dated as of a recent date, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland and is duly authorized to transact business in the State of Maryland;

(vi)          the Post-Effective Amendments and the Initial Registration Statements, each in substantially the form filed or to be filed with the Commission pursuant to the Act;

(vii)         a certificate of one or more officers of the Company, dated as of a recent date (the "Officer's Certificate"), to the effect that, among other things, the Charter, the Bylaws and the Directors' Resolutions are true, correct and complete and have not been rescinded or modified and are in full force and effect as of the date of the Officer's Certificate, and certifying as to the manner of adoption or approval of the Directors' Resolutions; and

(viii)        such other documents and matters as we have deemed necessary and appropriate to render the opinions set forth in this letter, subject to the limitations, assumptions and qualifications noted below.

In reaching the opinions set forth below, we have assumed the following:

(a)           each person executing any of the Documents on behalf of any party (other than the Company) is duly authorized to do so;

(b)	each natural person executing any of the Documents is legally competent to do so;

(c)           any of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any of the Documents submitted to us as certified, facsimile or photostatic copies conform to the original document; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

(d)           all certificates submitted to us, including but not limited to the Officer's Certificate, are true and correct, both when made and as of the date hereof;

BALLARD SPAHR LLP

Healthpeak Properties, Inc.

February 13, 2023

(e)           none of the Shares will be issued and sold to an Interested Stockholder of the Company or an Affiliate thereof, all as defined in Subtitle 6 of Title 3 of the Maryland General Corporation Law (the "MGCL"), in violation of Section 3-602 of the MGCL;

(f)            none of the Shares will be issued or transferred in violation of the provisions of Article V of the Charter relating to restrictions on ownership and transfer of stock or the provisions of Article V of the Charter relating to business combinations; and

(g)           upon each issuance of any of the Shares subsequent to the date hereof, the total number of shares of Common Stock of the Company issued and outstanding, after giving effect to such issuance of such Shares, will not exceed the total number of shares of Common Stock that the Company is authorized to issue under the Charter.

Based on our review of the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

1.             The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

2.             The Shares are available for issuance pursuant to the 2006 Plan and the 2014 Plan, as applicable, and if, as and when the Shares are issued subsequent to the date hereof either as stock awards or upon the exercise of options, or in respect of stock appreciation rights or other stock-based awards, in each case pursuant to due authorization by the Board of Directors or a properly appointed committee thereof to which the Board of Directors has delegated the requisite power and authority, in exchange for the consideration therefor, all in accordance with, and subject to, the terms and conditions of the 2006 Plan and the 2014 Plan, as applicable, and the stock awards, options, stock appreciation rights or other stock-based awards relating to such Shares, such Shares will be duly authorized, validly issued and fully paid and non-assessable.

The foregoing opinion is limited to the laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

BALLARD SPAHR LLP

Healthpeak Properties, Inc.

February 13, 2023

We consent to your filing this opinion as an exhibit to the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Shares. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Ballard Spahr LLP